UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In February 2013, our Board of Directors adopted, subject to stockholder approval, an amendment to the Verenium Corporation 2010 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 1,800,000. On June 14, 2013, our stockholders approved such amendment at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The foregoing description of the amendment to the Plan is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Annex A to our proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2013 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 14, 2013. There were 7,975,235 shares present in person or by proxy at the Annual Meeting out of a total of 12,782,894 shares entitled to vote as of April 19, 2013, the record date for the Annual Meeting.

Proposal 1.	Election of directors.

Our stockholders elected the three nominees to serve on our Board of Directors until our 2016 Annual Meeting of Stockholders. The final tabulation of votes on this matter was as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Mr. John F. Dee	3,831,600	304,951	3,838,684
Dr. Fernand Kaufmann	3,829,223	307,328	3,838,684
Mr. James E. Levine	3,821,348	315,203	3,838,684

Proposal 2.	Approval of an amendment to the Verenium Corporation 2010 Equity Incentive Plan.

Our stockholders approved an amendment to the Plan to increase the aggregate number of shares authorized for issuance under the Plan by 1,800,000. The final tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,248,922	636,040	251,589	3,838,684

Proposal 3.	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in our proxy statement for the Annual Meeting.

Our stockholders approved the following resolution:

“RESOLVED, that, on an advisory basis, the compensation paid to Verenium Corporation’s named executive officers, as disclosed in Verenium Corporation’s proxy statement for its 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The final tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,570,137	242,731	323,683	3,838,684

Proposal 4.	Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

Our stockholders indicated, on an advisory basis, that the preferred frequency of stockholder advisory votes on the compensation of our named executive officers is every one year. The final tabulation of votes on this matter was as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,625,596	19,043	667,072	824,840	3,838,684

Proposal 5.	Approval of the issuance of the maximum number of shares of common stock issuable under the Amended and Restated Common Stock Purchase Warrants issued by us on January 14, 2013 to Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP (collectively, “Athyrium”), including in the event any such issuance would result in Athyrium’s beneficial ownership of the outstanding shares of our common stock exceeding 20%, and including a waiver of NASDAQ Stock Market Rule 5635 and any other rule of the NASDAQ Stock Market that would prohibit the issuance of such shares.

Our stockholders approved the issuance of the maximum number of shares of our common stock issuable upon the exercise of warrants previously issued to Athyrium. The final tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,635,980	322,769	177,802	3,838,684

Proposal 6.	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Our stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The final tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,899,218	30,106	45,911	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: June 19, 2013	By:	/s/ Alex A. Fitzpatrick
	Name:	Alex A. Fitzpatrick
	Title:	Senior Vice President, General Counsel and Corporate Secretary